   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 8, 1997.

                                                       REGISTRATION NO. 33-57222
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ____________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                          READING ENTERTAINMENT, INC.
           --------------------------------------------------------
            (Exact name of registrant as specified in its charter)

        Delaware                                                 23-2859312
------------------------------                              --------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

        Suite 1300
        One Penn Square West
        Philadelphia, Pennsylvania 19102                              19102
--------------------------------------------                      -------------
   (Address of Principal Executive Offices)                           (Zip Code)
                             ____________________

                                READING COMPANY
                     1992 NON-QUALIFIED STOCK OPTION PLAN
                 ---------------------------------------------
                           (Full title of the plan)
                             ____________________
                             Mr. James A. Wunderle
                          Reading Entertainment, Inc.
                             One Penn Square West
                                  Suite 1300
                       Philadelphia, Pennsylvania 19102
                   -----------------------------------------
                    (Name and address of agent for service)

                                (215) 569-3344
                   -----------------------------------------
                    (Telephone number, including area code,
                             of agent for service)
                             ____________________

                                   Copy to:
                         Michael H. Margulis, Esquire
                           Duane, Morris & Heckscher
                        122 E. 42nd Street, Suite 3300
                              New York, NY  10168

     Effective October 15, 1996, the Registrant became a successor issuer (as described in Rule 414 promulgated under the Securities Act of 1933) to Reading Company. Accordingly, pursuant to Rule 414(d), the Registrant hereby adopts Reading Company's Registration Statement No. 33-57222 as its own registration statement for all purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

     5.1   Opinion of Duane, Morris & Heckscher.
     23.1 Consent of Duane, Morris & Heckscher (included in their opinion filed as Exhibit 5.1).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania on December 31, 1996.

                                        READING ENTERTAINMENT, INC.

                                        By:   /s/ S. Craig Tompkins
                                           -----------------------------
                                           S. Craig Tompkins
                                           President

     Know all men by these presents, that each person whose signature appears below constitutes and appoints James T. Cotter, S. Craig Tompkins and James A. Wunderle, and each or any of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him, and in his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                                   TITLE                            DATE
----------                                   -----                            ----

     /s/ James T. Cotter                Chairman of the Board            December 31, 1996
--------------------------------
JAMES T. COTTER                         (principal executive
                                            officer)


     /s/ S. Craig Tompkins              President and Director           December 31, 1996
--------------------------------
S. CRAIG TOMPKINS

     /s/ James A. Wunderle              Executive Vice President,        December 31, 1996
--------------------------------
JAMES A. WUNDERLE                         Chief Financial Officer,
                                          and Treasurer
                                          (principal financial and
                                          accounting officer)

     /s/ Eileen M. Mahady               Controller (principal            December 31, 1996
--------------------------------
EILEEN M. MAHADY                          accounting officer)

     /s/ Edward L. Kane                 Director                         December 31, 1996
--------------------------------
EDWARD L. KANE

     /s/ John W. Sullivan               Director                         December 31, 1996
--------------------------------
JOHN W. SULLIVAN

     /s/ Albert J. Tahmoush             Director                         December 31, 1996
--------------------------------
ALBERT J. TAHMOUSH

     /s/ Gregory R. Brundage            Director                         December 31, 1996
--------------------------------
GREGORY R. BRUNDAGE

                                 EXHIBIT INDEX
                   (Pursuant to Item 601 of Regulation S-K)

EXHIBIT
  NO.          EXHIBIT
-------        -------
 5.1           Opinion of Duane, Morris & Heckscher.
 23.1          Consent of Duane, Morris & Heckscher (included in their opinion filed as Exhibit 5.1).